UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2016

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INTERUPS INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-182956	48-1308920
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

645 Fifth Avenue, Suite 400, New York, NY 10022

(Address of Principal Executive Office) (Zip Code)

(212) 371-7799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountant.

On June 4, 2016, the Board of Directors of Interups Inc. (the “Company”), approved the appointment of BDO India LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended May 31, 2016, and dismissed Sadler, Gibb & Associates, L.L.C. (“Sadler Gibb”). The engagement of BDO was approved by the Company’s Board of Directors.

Sadler Gibb’s reports on the financial statements of the Company as of and for the fiscal years ended May 31, 2015, May 31, 2014 and May 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the three fiscal years contained an uncertainty about the Company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2015, 2014 and 2013, and the subsequent interim period through June 6, 2016, the date of Sadler Gibb’s dismissal, (i) there were no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure, or auditing  scope or procedure, which disagreements if not resolved to the satisfaction of Sadler Gibb would have caused Sadler Gibb to make reference thereto in their reports for such fiscal years and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the following reportable events. As disclosed in the Company’s Form 10-Ks for the fiscal years ended May 31, 2015, May 31, 2014 and May 31, 2013, and Quarterly Reports on 10-Q for each of the three quarters ended August 31, November 30 and February 29 (or February 29) for each of the three fiscal years, management concluded that the Company’s internal controls over financial reporting were not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting related to the following:

1.

The Company did not have an Audit Committee – While not being legally obligated to have an audit committee, it is management's view that such a committee, including a financial expert member, is an utmost important entity level control over the Company's financial statement. The single-member Board of Directors [until April 24, 2016] acted in the capacity of the Audit Committee, and did not include a member that is considered to be independent of management to provide the necessary oversight over management's activities.

2.

The Company did not maintain appropriate cash controls – As of February 29, 2016, the Company has not maintained sufficient internal controls over financial reporting for the cash process, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company ' s bank accounts. Alternatively, the effects of poor cash controls were mitigated by the fact that the Company had limited transactions in their bank accounts.

3.

The Company did not implement appropriate information technology controls – As at February 29, 2016, the Company retained copies of all financial data and material agreements; however, as at February 29, 2016 there is no formal procedure or evidence of normal backup of the Company's data or off-site storage of data in the event of theft, misplacement, or loss due to unmitigated factors.

Accordingly, the Company concluded that these control deficiencies resulted in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by the Company's internal controls.

As a result of the material weaknesses described above, management  concluded that the Company did not maintain effective internal control over financial reporting as of February 29, 2016 based on criteria established in Internal Control — Integrated Framework issued by COSO.

The Company has authorized Sadler Gibb to fully respond to the inquiries of BDO, the successor independent registered public accounting firm, concerning these matters.

The Company provided Sadler Gibb with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Sadler Gibb furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Sadler Gibb agrees with the above disclosures. A copy of such letter, dated June 6, 2016, is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended May 31, 2015, May 31, 2014 and May 31, 2013, and the subsequent interim period through June 6, 2016, neither the Company, nor anyone acting on the Company’s behalf, has consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the  type of audit opinion that might be rendered on the Company’s financial statements, in any case where either a written report or oral advice was provided to the Company by BDO, that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

Description

16.1

Letter from Sadler Gibb addressed to the U.S. Securities and Exchange Commission, dated June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Interups Inc.

Dated: June 8, 2016	By:	/s/ Mark A. Zorko
Mark A. Zorko, Interim Chief Financial Officer

Exhibit Index

Exhibit Number

Description

16.1

Letter from Sadler Gibb addressed to the U.S. Securities and Exchange Commission, dated June 6, 2016.